                                                                     EXHIBIT 3.2

                  -----------------------------------------------

                 TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

                  -----------------------------------------------

                                TABLE OF CONTENTS

                                                                                                         Page
                                                                                                         ----
ARTICLE I.               FORMATION OF COMPANY.........................................................    1

             1.1.      Formation of the Company.......................................................    1
             1.2.      Name...........................................................................    1
             1.3.      Principal Office of Company....................................................    1
             1.4.      Purposes.......................................................................    1
             1.5.      Term...........................................................................    1
             1.6.      Definitions....................................................................    1
             1.7.      Status of Members..............................................................    2

ARTICLE II.              CAPITAL......................................................................    3

             2.1.      Capital Contributions..........................................................    3
             2.2.      Capital Accounts...............................................................    3
             2.3.      Withdrawal of Capital..........................................................    3

ARTICLE III.             ALLOCATIONS OF NET INCOME AND NET LOSS.......................................    3

             3.1.      Allocations of Net Income and Net Loss.........................................    4
             3.2.      Allocations Respecting Taxable Income and Loss.................................    4

ARTICLE IV.              DISTRIBUTIONS................................................................    4

             4.1.      Distributions..................................................................    4
             4.2.      Restriction on Distributions...................................................    4

ARTICLE V.               MANAGEMENT...................................................................    4

             5.1.      Powers, Rights and Duties of the Board of Managers.............................    4
             5.2.      Composition of the Board of Managers...........................................    4
             5.3.      Compensation and Expense Reimbursement.........................................    5
             5.4.      Action by the Board of Managers................................................    5
             5.5.      Replacement of Manager.........................................................    5
             5.6.      Officers.......................................................................    5

ARTICLE VI.              OPERATION OF THE COMPANY.....................................................    5

             6.1.      Books of Account...............................................................    5
             6.2.      Reports........................................................................    5
             6.3.      Bank Accounts..................................................................    5
             6.4.      Tax Matters....................................................................    5

ARTICLE VII.             DISSOLUTION..................................................................    6

             7.1.      Events Causing Dissolution.....................................................    6
             7.2.      Winding Up of Company Affairs..................................................    6
             7.3.      Distribution on Liquidation....................................................    7

ARTICLE VIII.            GENERAL......................................................................    8

             8.1.      Delaware Law...................................................................    8
             8.2.      Transfer of Membership Interests...............................................    8
             8.3.      Admission of Additional Members................................................    8
             8.4.      Integration; Amendments........................................................    8
             8.5.      Notices........................................................................    8
             8.6.      Severability...................................................................    8
             8.7.      Title and Ownership of Property................................................    8
             8.8.      Indemnification................................................................    8
             8.9.      Certification of Membership Interests..........................................    9
             8.10.     Miscellaneous..................................................................    9
             Schedule 1...............................................................................   12
             Schedule 2...................................................................................1

                 TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC

                     (a Delaware Limited Liability Company)

                       LIMITED LIABILITY COMPANY AGREEMENT

                  This Limited Liability Company Agreement (the "Agreement") of Telex Communications Intermediate Holdings, LLC (the "Company"), dated as of November 19, 2003, is executed by Telex Communications Holdings, Inc., a Delaware corporation, as the initial sole member (the "Initial Member") and by the Company.

                  The Initial Member desires to form a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, Title 6 of the Delaware Code, Section 18-101 et seq., as amended from time to time (the "Act"), and hereby states as follows:

                                   ARTICLE I.
                              FORMATION OF COMPANY

                           1.1.     Formation of the Company. Pursuant to the
provisions of the Act, the Members (as defined herein) hereby agree to form the Company as a Delaware limited liability company. The Members agree that each of them shall execute and file all certificates and documents necessary or appropriate for the formation and continuance of the Company or for the qualification of the Company to do business.

                           1.2.     Name. The name of the Company is "TELEX
COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC"

                           1.3.     Principal Office of Company. The principal
office of the Company shall be at a location designated by the Board of Managers from time to time.

                           1.4.     Purposes. The Company is being formed for
the purpose of engaging in any lawful act or activity for which a limited liability company may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

                           1.5.     Term. The term of the Company shall be
unlimited, unless the Company is sooner dissolved in accordance with the provisions of the Act or the provisions hereof.

                           1.6.     Definitions. As used in this Agreement,
terms defined in the preamble, or in any Section of this Agreement, shall have the meanings set forth therein, and the following terms shall have the meanings set forth below:

                                    (a)      "Agreement" shall mean this Limited
Liability Company Agreement, as the same may be amended, restated or otherwise modified from time to time.

                                    (b)      "Allocation Percentage" shall mean,
with respect to a Member, the percentage resulting from dividing such Members' Capital Account balance by the aggregate of all Capital Account balances of all Members, all as of the date of calculation. The initial Allocation Percentages are set forth opposite each Member's name on
Schedule 1 attached hereto.

                                    (c)      "Board of Managers" means the group
of persons (or person if there is only one Manager) appointed or nominated and elected in accordance with the provisions of Article V hereof to manage the business and affairs of the Company.

                                    (d)      "Capital Account" shall mean the
capital account established and maintained for each Member pursuant to Section
2.2 hereof.

                                    (e)      "Code" shall mean the Internal
Revenue Code of 1986, as amended from time to time, or any successor federal tax law.

                                    (f)      "Fiscal Year" shall mean the fiscal
year of the Company, which shall be the twelve (12) month period ending on [December 31] of each year; provided, however, that upon Termination, "Fiscal Year" means the period from the day after the end of the last preceding Fiscal Year to the date of Termination.

                                    (g)      "IRS Regulations" shall mean the
rules, regulations, orders and interpretations of rules, regulations and orders adopted under the Code, as in effect from time to time.

                                    (h)      "Manager" shall mean each member of
the Board of Managers elected in accordance with the provisions of this Agreement.

                                    (i)      "Member" (collectively, the
"Members") shall mean the Initial Member and any person who becomes a member pursuant to Section 8.3.

                                    (j)      "Membership Interest" shall mean,
with respect to any person, all of the interests of that person in the Company, including, without limitation, such person's (i) right to a distributive share of profits and losses of the Company, (ii) right to a distributive share of Company assets, and (iii) right, if any, to participate in the management and control of the business and affairs of the Company.

                                    (k)      "Net Income" and "Net Loss" means,
with respect to any Fiscal Year, the amount of the income or loss of the Company for such Fiscal Year (determined in accordance with Section 6.1 hereof), including all items required to be separately stated under Section 703(a)(l) of the Code and the IRS Regulations thereunder and any gain or loss recognized by the Company upon the sale, exchange or other disposition of any of its assets.

                                    (l)      "Officer" shall mean each Officer
appointed by the Board of Managers in accordance with the provisions of this Agreement.

                                    (m)      "Termination" shall mean the
complete distribution of the assets of the Company to the Members following dissolution and winding up of the Company.

                           1.7.     Status of Members.

                                    (a)      No Personal Liability. The Members
shall not have any personal liability whatsoever, whether to the Company, to any other Member or to the creditors of the Company, for the debts of the Company or for any of its losses except to the extent required by the Act or this Agreement.

                                    (b)      No Management Rights. Except to the
extent set forth in this Agreement, the Members shall not participate in the management or control of the Company's business. The Members shall not transact any business for the Company, nor shall they have the power or authority to act for or bind the Company, all such powers being vested solely and exclusively in the Board of Managers or the Officers.

                                    (c)      Return of Capital. The Members
shall not be entitled to the withdrawal or return of their capital contributions, except to the extent, if any, that distributions made pursuant to this Agreement or upon Termination of the Company may be considered as such by law and then only to the extent provided for herein.

                                  ARTICLE II.
                                     CAPITAL

                           2.1.     Capital Contributions. The capital
contribution ("Contribution") of each Member is set forth under "Contribution" on Schedule 1. No Member shall be obligated to make any capital contributions to the Company in excess of such Member's Contribution.

                           2.2.     Capital Accounts. A Capital Account shall be
established for each Member on the books of the Company. The Capital Account of any Member shall include the fair market value of the initial capital contribution made by such Member as set forth in Section 2.1 above, (a) increased by (i) the fair market value of any other property contributed by such Member to the capital of the Company and (ii) the amount of all Net Income allocated to such Member pursuant to Article III hereof; and (b) decreased by
(i) the amount of all money distributed to such Member pursuant to Article IV hereof, (ii) the amount of all Net Loss allocated to such Member pursuant to
Article III hereof, and (iii) the fair market value of property distributed to such Member by the Company pursuant to Section 7.2(b) hereof or otherwise. The Capital Accounts of the Members shall be further adjusted in accordance with the additional rules set forth in Section 1.704-1(b)(2)(iv) of the IRS Regulations, to the extent that such adjustments are not otherwise affected by the foregoing provisions of this Section 2.2.

                           2.3.     Withdrawal of Capital. A Member may not
withdraw its capital, in whole or in part, from the Company (and correspondingly reduce or eliminate its commitment) without the consent of the Board of Managers, which consent may be withheld in the sole discretion of the Board of Managers; provided, that the Board of Managers shall not approve any withdrawal (or change in commitment) by a Member if such act would be to the detriment of the Company or any other Members.

                                  ARTICLE III.
                            ALLOCATIONS OF NET INCOME
                                  AND NET LOSS

                           3.1.     Allocations of Net Income and Net Loss. Net
Income or Net loss for any Allocation Period during any Fiscal Year shall be allocated among the Members in accordance with the Allocation Percentages in effect during such Allocation Period. An "Allocation Period" shall begin on the day following the last day of the prior Allocation Period (or the first day of a Fiscal Year), and shall end upon a change in the Allocation Percentages.

                           3.2.     Allocations Respecting Taxable Income and
Loss. To the extent the income or loss of the Company for Federal income tax purposes differs from the Net Income or Net Loss of the Company for any Fiscal Year (such differences being solely as a result of the variations between the basis of property for Federal income tax purposes and the agreed fair market value of such property as reflected in the Capital Accounts of the Members), such differences shall be allocated in accordance with the principles of Section 704(c) of the Code. The adjustments to allocations for Federal income tax purposes provided for in this Section 3.2 shall not be credited, charged or otherwise reflected in the Capital Accounts of the Members.

                                  ARTICLE IV.
                                  DISTRIBUTIONS

                           4.1.     Distributions. Distributions with respect to
any Fiscal Year shall be made at such time and in such amounts as may be determined by the Board of Managers and shall be shared among the Members in accordance with the Allocation Percentages at the time of distribution.

                           4.2.     Restriction on Distributions.
Notwithstanding any other provision of this Agreement, payment of distributions under this Agreement may be made only to the extent permitted by the Act.

                                   ARTICLE V.
                                   MANAGEMENT

                           5.1.     Powers, Rights and Duties of the Board of
Managers. The Board of Managers shall have the full, exclusive and complete authority and discretion in the management and control of the business of the Company and shall make all decisions affecting the business of the Company. The Board of Managers shall have all of the rights and powers of a manager as provided in the Act and as otherwise provided by law. If there is more than one person serving on the Board of Managers, then the Board of Managers shall act by a majority of such persons then serving.

                           5.2.     Composition of the Board of Managers.
Initially, the Board of Managers shall be composed of the following persons, to serve until their respective successors are duly elected and qualified or until their earlier resignation or removal:

                       BOARD OF MANAGERS

Edgar S. Woolard, Jr.                  Brian P. Friedman
Raymond V. Malpocher                  Patrick J. Halloran
  Keith W. Abell                         Stuart B. Katz

                           5.3.     Compensation and Expense Reimbursement. The
Board of Managers shall not be compensated for services rendered to the Company, but shall be reimbursed for any expenses incurred by the Board of Managers on behalf of the Company.

                           5.4.     Action by the Board of Managers.
Notwithstanding any other provision of this Agreement, the Company may take all legal actions by means of a written instrument executed and delivered in the name of the Company by the Board of Managers, and such written instrument shall constitute conclusive evidence of the action taken by the Company and may be relied upon for all purposes.

                           5.5.     Replacement of Manager. A person serving as
a Manager may be removed by a majority of the Members according to Allocation Percentages. An additional person may be selected to serve as a Manager by a majority of the Members according to Allocation Percentages.

                           5.6.     Officers. The Board of Managers shall be
permitted to delegate to such Officers, as it shall designate, such of its day-to-day management responsibilities as it shall determine. The initial Officers of the Company shall be as set forth on Schedule 2 hereto.

                                  ARTICLE VI.
                            OPERATION OF THE COMPANY

                           6.1.     Books of Account. The Company shall maintain
its books and records and shall determine all items of Net Income and Net Loss and distributions using the cash method of accounting in accordance with principles applicable in determining taxable income or loss for Federal income tax purposes for partnerships and consistent with accounting methods used by the Company in determining taxable income or loss for Federal income tax purposes. The Company shall also keep all other records necessary or convenient to record the Company's business and affairs.

                           6.2.     Reports. As soon as practicable after the
end of each Fiscal Year, there shall be prepared and delivered to each Member a financial statement for the Company consisting of the following: (i) income statements and balance sheets for such Fiscal Year showing separately the computation of Net Income or Net Loss and (ii) the amount of the distributions to the Members and the effect of such distributions on the balance sheet of the Company and the Capital Accounts of each Member. Annually, the Company shall provide a K-1 or equivalent to each Member.

                           6.3.     Bank Accounts. The operating bank accounts
of the Company shall be maintained in such bank or banks as may be designated by the Board of Managers and withdrawals from said accounts shall be made as the Board of Managers shall determine. There shall be no commingling of the moneys or funds of the Company with moneys or funds of any Member or any other entity.

                           6.4.     Tax Matters.

                                    (a)      So long as the Company shall have
only one member it will be treated as a "disregarded entity" for federal and all relevant state tax purposes and the activities of the Company will be deemed to be the activities of the member for such purposes.

                                    (b)      The Initial Member shall be the
"tax matters member."

                                  ARTICLE VII.
                                   DISSOLUTION

                           7.1.     Events Causing Dissolution.

                                    (a)      The happening of any one of the
following events shall cause the dissolution of the Company:

                           (i) The determination by the Board of Managers to dissolve the Company; or

                           (ii) the agreement in writing to dissolve the Company by Members holding a majority of the Allocation Percentages.

                                    (b)      The death, insanity, bankruptcy,
receivership, liquidation or dissolution of a Member shall not cause a dissolution of the Company. The rights of such Member to share in the profits and losses of the Company, to receive distributions of Company funds and to assign a Membership Interest shall, on the happening of such an event, devolve upon such Member's successors and assigns, subject to the terms and conditions of this Agreement; provided, however, that in no event will any such successor or assign become a substituted Member, except as provided in Section 8.3 hereof.

                           7.2.     Winding Up of Company Affairs.

                                    (a)      In the event of the dissolution of
the Company for any reason, the Board of Managers shall proceed promptly to wind up the affairs of the Company. The Board of Managers shall have full right and unlimited discretion to determine the time, manner, and terms of any sale or sales of Company property pursuant to such winding up having due regard to the activity and condition of the relevant market and general financial and economic conditions, and having due regard for such Board of Managers' fiduciary obligations to the Company and the Members.

                                    (b)      The proceeds received in connection
with any liquidation of the assets of the Company and any other assets of the Company shall be applied in the following order of priority:

                           (i)      first, in payment of all debts and
                  liabilities of and all claims against the Company, including expenses of winding up;

                           (ii) then, to the setting of such reserves as the Board of Managers may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company;

                           (iii)    then, the balance to the Members in
                  accordance with their respective Capital Accounts.

Distributions pursuant to this Section 7.2(b) may be made in cash or property or both, in the discretion of the Board of Managers; provided, however, that any distributions of property made pursuant hereto shall be made pro rata (based on the fair market value of such property) among the Members in proportion to the respective positive balances of their Capital Accounts.

                                    (c)      The Board of Managers shall have
the authority to execute and record any and all documents required in connection with the dissolution, winding up and Termination of the Company. Upon completion of the distribution of Company property as provided in Section 7.2(b) hereof, the Company shall be terminated, and the Board of Managers shall cause the Certificate of Formation and all qualifications of the Company in jurisdictions other than the State of Delaware to be canceled and shall take such other action as may be necessary to terminate the Company.

                           7.3.     Distribution on Liquidation. Notwithstanding
any other provision of this Agreement, in the event of a liquidation, the Board of Managers shall make liquidating distributions within the period prescribed in the IRS Regulations under Section 704(b) of the Code.

                                 ARTICLE VIII.
                                     GENERAL

                           8.1.     Delaware Law. This Agreement shall be
governed by, and construed in accordance with, the laws of the State of Delaware, all rights and remedies being governed by said laws.

                           8.2.     Transfer of Membership Interests. No
Membership Interest (including any interests in undistributed moneys belonging to, or which may accrue to, any Member) shall be transferred, assigned, pledged, mortgaged or otherwise disposed of, in whole or in part, except with the written consent of the Board of Managers.

                           8.3.     Admission of Additional Members. Additional
Members may be admitted to the Company on such terms and conditions as may be agreed to by the Board of Managers. No person shall be admitted as an additional Member unless such person agrees to be bound by the terms of this Agreement. Upon the admission (or withdrawal) of a Member, the Capital Account of each Member shall be adjusted in accordance with Section 1.704-1(b)(2)(iv)(f) of the IRS Regulations.

                           8.4.     Integration; Amendments. This Agreement is
the entire agreement among the parties with respect to the subject matter herein. This Agreement may only be amended in writing by a majority of the Members according to Allocation Percentages, provided that no amendment shall reduce the Capital Account balance or economic rights of any Member without such Member's consent.

                           8.5.     Notices. All notices required or permitted
by this Agreement shall be in writing and shall be sent by personal delivery, including recognized overnight courier service, postage prepaid, or telephone facsimile addressed to the address of such Member set forth on Schedule 1 attached hereto (or to such other address as shall from time to time be supplied in writing by notice to the Members in accordance with this Section 8.5). Notices given pursuant to this Section shall be deemed given when received by personal delivery or facsimile.

                           8.6.     Severability. If any provision of this
Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

                           8.7.     Title and Ownership of Property. Title to
and ownership of all property, both real and personal, shall be vested in the Company, and not the Members individually.

                           8.8.     Indemnification. The Company shall indemnify
and hold harmless each Member and the Board of Managers (herein the "Indemnified Parties"), from and against any claim, loss, expense, damage or injury suffered or sustained by any of them by reason of any act, omission, or alleged act or omission arising out of any of their activities or alleged activities on behalf of the Company or in furtherance of the interests of the Company, including, but not limited to, any judgment, award, settlement, attorneys' fees and expenses, and other costs or expenses incurred in connection with the investigation and defense of any actual or threatened action, proceeding, or claim; provided, however, that this Section shall be of no force or effect if the act, omission, or alleged act or omission upon which such actual or threatened action, proceeding or claim is based was performed or omitted fraudulently or in bad faith or as a result of wanton or willful misconduct or gross negligence of such Indemnified Party. Any amounts paid by the Company pursuant to this Section 8.8 shall be deemed expenses of the Company incurred at the time that such amounts are paid.

                           8.9.     Certification of Membership Interests. The
interest of each Member in the Company shall be evidenced by a certificate in the form of Exhibit A ("Interest Certificate"), attached hereto, and shall be governed by Article 8 of the Uniform Commercial Code set forth in Title 6 of the Delaware Code as the same may be in effect from time to time in the State of Delaware.

                           8.10.    Miscellaneous.

                                    (a)      Titles and Captions. All article or
section titles or captions in this Agreement shall be for convenience only, shall not be deemed part of this Agreement and shall in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to articles and sections of this Agreement.

                                    (b)      Pronouns and Plurals. Whenever the
context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

                                    (c)      Further Action. The parties shall
execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

                                    (d)      Binding Effect. This Agreement
shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

                                    (e)      Creditors. None of the provisions
of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

                                    (f)      Waiver. No failure by any party to
insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

                                    (g)      Counterparts. This Agreement may be
executed in counterparts, all of which together shall constitute one and the same agreement.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                              INITIAL MEMBER

                                              TELEX COMMUNICATIONS HOLDINGS, INC

                                              By:_______________________________
                                              Name:
                                              Title:

AGREED AND ACCEPTED

TELEX COMMUNICATIONS
INTERMEDIATE HOLDINGS, LLC

By:__________________________________
Name:
Title:

                                   Schedule 1

        Name                 Capital Contribution                  Allocation Percentage
        ----                 --------------------                  ---------------------
Telex Communications       500 shares of the Common Stock par            100%
Holdings, Inc.              value $0.01 per share of Telex
                            Communications, Inc. (f/k/a Telex
                                    Newco, Inc.)

                                   Schedule 2

                                INITIAL OFFICERS

                 NAME                                              OFFICE
                 ----                                              ------
Raymond V. Malpocher                                Chief Executive Officer and President

Gregory Richter                                     Chief Financial Officer, Secretary and Treasurer

Mathias von Heydekampf                              President, Worldwide Professional Audio

Thomas Kulikowski                                   President, Audio and Wireless Technology

Kristine Bruer                                      Vice President and General Counsel

Kathy Curran                                        Vice President of Human Resources

Terry Martin                                        Vice President of North American Operations

Leigh Hart                                          Vice President of Finance

Thomas Hansen                                       Vice President of Sales

Bill Gelow                                          Vice President of Engineering

Ralph Strader                                       Vice President of Intercoms Worldwide

NUMBER
  1

                 FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

                              TELEX COMMUNICATIONS
                           INTERMEDIATE HOLDINGS, LLC

                                                                 SEE REVERSE FOR
                                                            CERTAIN RESTRICTIONS

                           TOTAL MEMBERSHIP INTERESTS
                                     100.00%

THIS IS TO CERTIFY THAT Telex Communications Holdings, Inc. is the owner of 100% of the Membership Interests of Telex Communications Intermediate Holdings, LLC, a Delaware limited liability company, transferable only on the books of the Company by the holder hereof in Person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

WITNESS, the signatures of its duly authorized officers.

Dated: November 19, 2003

_____________________________________        ___________________________________
Gregory W. Richter, Secretary                  Raymond V. Malpocher, President

                            (Reverse of Certificate)

For Value Received, ___________________ hereby sells, assigns and transfers unto

           PLEASE INSERT SOCIAL SECURITY OR OTHER
           IDENTIFYING NUMBER OF ASSIGNEE:
________________________________________________________________________________

___________________________________________ Membership Interests represented by the within Certificate, and does hereby irrevocably constitute and appoint _________________________________________________ Attorney
to transfer the said Membership Interests on the books of the within named Company with full power of substitution in the premises.

           Dated __________________

           ______________________________________________________
           NOTICE: THE SIGNATURE OF THIS ASSIGNMENT
           MUST CORRESPOND WITH THE NAME AS WRITTEN
           UPON THE FACE OF THE CERTIFICATE, IN EVERY
           PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT,
           OR ANY CHANGE WHATEVER.

In presence of:

_________________________________________________________________

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF THE COMPANY'S LIMITED LIABILITY COMPANY AGREEMENT DATED AS OF NOVEMBER 19, 2003, AS AMENDED FROM TIME TO TIME. COPIES OF SAID AGREEMENT MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THE SECURITIES REPRESENTED HEREBY TO TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC AT ITS PRINCIPAL EXECUTIVE OFFICES.

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE APPLICABLE LAWS OF ANY OTHER COUNTRY (THE "OTHER LAWS"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE OTHER LAWS, AS THE CASE MAY BE, OR UNLESS SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS.